UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 24, 2016
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 24, 2016, Finjan Holdings, Inc. (the “Company”) issued a press release announcing that on March 22, 2016, the United States Patent and Trademark Office has granted its wholly-owned subsidiary, Finjan, Inc. (“Finjan”), U.S. Patent No. 9,294,493 (“the ‘493 Patent”) entitled “Computer Security Method and system with Input Parameter Validation”. The Company also announced that on March 21, 2016, the Patent Trial and Appeal Board (PTAB) at the United States Patent and Trademark Office (USPTO) granted Palo Alto Networks’ Petition to institute invalidity proceedings to hear evidence and argument on whether certain claims of Finjan’s U.S. Patent No. 8,141,154 (“the “154 Patent”) are invalid in light of prior art asserted by Palo Alto Networks (IPR2015-01979). The Company further announced that on March 23, 2016, the PTAB rejected Palo Alto Networks’ petition for IPR (IPR2015-02000) of Finjan’s U.S. Patent No. 7,418,731 (“the ‘731 Patent”). Specifically, the PTAB held that Palo Alto Networks failed to demonstrate a reasonable likelihood that it would prevail in proving that any of the claims of the ‘731 Patent is invalid.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1
Press Release, dated March 24, 2016, entitled “Finjan Awarded 27th U.S. Patent No. 9,294,493 for Computer Security Method and System with Input Parameter Validation – Patent Trial and Appeal Board Rules on 2 of Palo Alto Networks’ 13 Petitions for Inter Partes Review.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: March 24, 2016	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer